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                                                                    EXHIBIT 3.3

                           CERTIFICATE OF OWNERSHIP
                                 AND MERGER OF

                              TROY SYSTEMS, INC.
                          (A CALIFORNIA CORPORATION)

                                     INTO

                            TROY GROUP NEWCO, INC.
                           (A DELAWARE CORPORATION)

     Pursuant to Section 253 of the Delaware General Corporation Law and
Section 1110 of the California Corporations Code, Troy Systems, Inc., a California corporation (the "California Parent"), the holder of 100% of the outstanding Common Stock of Troy Group Newco, Inc., a Delaware corporation (the "Delaware Subsidiary"), and the Delaware Subsidiary hereby adopt this Certificate of Ownership and Merger for the purpose of merging the California Parent with and into the Delaware Subsidiary (the "Merger") and do hereby certify that:

     FIRST: A copy of the resolutions of the California Parent's Board of Directors and shareholders authorizing the Merger, adopted as of May 18, 1998, is attached to and incorporated into this Certificate of Ownership and Merger, as Attachment A. The Merger has been adopted, approved, certified, executed and acknowledged by the California Parent in accordance with the laws of the State of California, the state of incorporation of the California Parent.

     SECOND: The resolution of the California Parent's Board of Directors and shareholders includes a provision for the pro rata issuance of stock of the surviving corporation (the Delaware Subsidiary) to the shareholders of the California Parent on surrender of any certificates therefor.

     THIRD: A copy of the resolutions of the Board of Directors of the Delaware Subsidiary authorizing the merger, adopted April 21, 1998, is attached to and incorporated into this Certificate of Ownership and Merger, as Attachment B.

     FOURTH: The proposed merger has been adopted, approved, certified, executed and acknowledged by the subsidiary corporation (the Delaware Subsidiary) in accordance with the laws of the State of Delaware.

     FIFTH: Troy Group Newco, Inc., a Delaware corporation, shall be the surviving corporation, and will hereby change its name to "Troy Group, Inc."

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    IN WITNESS WHEREOF, the undersigned signatures shall constitute the affirmation or acknowledgment of the signatory, under penalties of perjury, that the instrument is the signatory's act and deed and that the facts stated herein are true.

Dated: May 18, 1998                TROY SYSTEMS, INC.
                                   a California corporation


                                   By:  /s/ Patrick J. Dirk
                                        -----------------------------
                                        Patrick J. Dirk
                                        Chief Executive Officer
ATTEST:


By:  /s/ Del Conrad
     -------------------------
     Del Conrad
     Vice President of Finance
      and Administration


Dated: May 18, 1998                TROY GROUP NEWCO, INC.
                                   a Delaware corporation


                                   By:  /s/ Patrick J. Dirk
                                        ----------------------------
                                        Patrick J Dirk
                                        Chief Executive Officer
ATTEST:


By:  /s/ Del Conrad
     -----------------------
     Del Conrad
     Chief Financial Officer


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                                                                   ATTACHMENT A
                         JOINT WRITTEN CONSENT RESOLUTIONS
                              OF THE SHAREHOLDERS AND
                              THE BOARD OF DIRECTORS OF
                                 TROY SYSTEMS INC.

     The undersigned, being all the Shareholders and all of the members of the Board of Directors of Troy Systems Inc., a California corporation (the "Company"), hereby adopt the following resolutions by written consent effective as of May 18, 1998:

                            AGREEMENT AND PLAN OF MERGER

     WHEREAS, The Board of Directors desires to effectuate a merger of Troy Group Newco, Inc., a Delaware corporation ("Troy Group") into the Company in order to reincorporate the Company in Delaware;

     WHEREAS, The merger contemplated by the Merger Agreement, as defined below, is intended to be a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended;

     RESOLVED, That the Board of Directors of the Company hereby approves and adopts in all respects the proposed Agreement and Plan of Merger between the Company and Troy Group in substantially the form attached hereto as Exhibit A (the "Merger Agreement"), with such changes and additions as shall be approved by the Chief Executive Officer and the Vice President of Finance and Administration of the Company, or any of them, pursuant to which, among other things, each share of capital stock of the Company issued and outstanding immediately prior to the effective date of the merger shall be changed and converted into fully paid and nonassessable shares of capital stock of Troy Group in accordance with the terms of the Merger Agreement, and each share of Common Stock of Troy Group issued and outstanding immediately prior to the effective date of the merger shall be canceled and returned to the status of authorized but unissued shares.

     FURTHER RESOLVED, That the Chief Executive Officer and Vice President of Finance and Administration of the Company, or any of them, are hereby authorized and directed to execute and deliver the Merger Agreement, to make, execute, acknowledge and file such certificates and other agreements or documents as may be required by law with respect to the foregoing Resolutions, and to take such other steps as are in their sole judgment necessary or appropriate, to give effect to these Resolutions; and that all of the actions of any of such officers that are consistent with the purpose and intent of these Resolutions are hereby in all respects authorized, approved, ratified and confirmed.

     FURTHER RESOLVED, That the Board of Directors understands that, as a result of the merger contemplated by the Merger Agreement, Patrick J. Dirk would become a person that in the absence of approval by this Board would be considered an "interested stockholder" as defined in Section 203 of the Delaware General Corporation Law, and the Board hereby approves the merger and transaction with the intent that Mr. Dirk will not be considered to be an interested stockholder.

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                                                                   ATTACHMENT B
                            CONSENT RESOLUTIONS OF THE
                               BOARD OF DIRECTORS OF
                               TROY GROUP NEWCO, INC.

     The undersigned, being the sole member of the Board of Directors of Troy Group Newco, Inc., a Delaware corporation (the "Company"), hereby adopts the following resolutions by written consent effective as of April 21, :

                            AGREEMENT AND PLAN OF MERGER

     WHEREAS, The Board of Directors desires to effectuate a merger of Troy Systems, Inc., a California corporation ("Troy Systems") into the Company in order to reincorporate Troy Systems in Delaware;

     WHEREAS, The merger contemplated by the Merger Agreement, as defined below, is intended to be a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended;

     RESOLVED, That the Board of Directors of the Company hereby approves and adopts in all respects the proposed Agreement and Plan of Merger between the Company and Troy Systems in substantially the form attached hereto as Exhibit A (the "Merger Agreement"), with such changes and additions as shall be approved by the Chief Executive Officer and the Chief Financial Officer of the Company, or any of them, pursuant to which, among other things, each share of capital stock of Troy Systems issued and outstanding immediately prior to the effective date of the merger shall be changed and converted into fully paid and nonassessable shares of capital stock of the Company in accordance with the terms of the Merger Agreement, and each share of Common Stock of the Company issued and outstanding immediately prior to the effective date of the merger shall be canceled and returned to the status of authorized but unissued shares.

     FURTHER RESOLVED, That the Chief Executive Officer and Chief Financial Officer of the Company, or any of them, are hereby authorized and directed to execute and deliver the Merger Agreement, to make, execute, acknowledge and file such certificates and other agreements or documents as may be required by law with respect to the foregoing Resolutions, and to take such other steps as are in their sole judgment necessary or appropriate, to give effect to these Resolutions; and that all of the actions of any of such officers that are consistent with the purpose and intent of these Resolutions are hereby in all respects authorized, approved, ratified and confirmed.